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                                                                   EXHIBIT 10.8



                               CELTIC BREW LLC

                        BREWMASTER EMPLOYMENT AGREEMENT

        CELTIC BREW LLC (the Company), and William Robert Jenkins (the Brewmaster) desire to set forth the terms upon which the Brewmaster will be employed by the Company during the term of this Agreement, and therefore agree as follows:

        1.       Working Relationship

                 1.1     Term.  Unless terminated sooner pursuant to paragraph
4. below, the term of this Agreement is one (1) year with effect from March 24, 1997 (the Commencement Date). This term may be extended once or more for such length of time as agreed in a written instrument signed by the parties.

                 1.2 Location. The Brewmaster shall perform his employment at the brewing facilities of the Company located at Enfield, Co. Meath, Ireland (the Brewery).

                 1.3 Supervisor. The Brewmaster shall report to and his activities shall be supervised by the General Manager of the Brewery.

                 1.4 Duties. The Brewmaster shall use his best efforts, skill and abilities to faithfully and effectively perform his duties as a master brewer for the company. The Brewmaster shall perform such functions as may be commensurate with his position and such other duties as may from time to time reasonably be delegated to him by the Company. It is intended that for the most part the Brewmaster shall perform his duties hereunder during normal business hours. However, it is agreed by the Brewmaster that he may be required from time to time to perform his duties hereunder at times other than normal business hours, and that the Brewmaster shall not be entitled to additional compensation for work performed during other than normal business hours.

                 1.5 Full Time. The Brewmaster shall devote full and exclusive business time and energies to the performance of his duties under this Agreement, except that he shall be free to devote reasonable time and attention to public and charitable affairs and to his personal affairs, consistent with his duties hereunder, but only if the handling of such charitable and personal affairs do not interfere with the normal day-to-day operations of the Company.

        2.       Compensation.

        As full compensation to the Brewmaster for performance of his services hereunder, the Company agrees to pay Brewmaster, and Brewmaster agrees to accept, the following:

                 2.1 Salary. The Company will pay the Brewmaster in Irish Pounds the equivalent of a salary of Forty thousand United States Dollars (US$40,000.00) per annum
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by monthly installments in arrears from the Commencement Date, less any amounts required to be withheld under any applicable federal, state or local income tax laws or by any other withholding requirements, and any other amounts which by agreement may be withheld for fringe benefits. This salary shall be subject to review 12 months from the Commencement Date.

                 2.2 Bonus. Provided the Agreement has not been terminated, the Company shall pay the Brewmaster a bonus, equal to one (1) month's salary at the end of 12 months from the Commencement Date. Subsequent bonuses will be at the sole discretion of the Company.

                 2.3 Stock Option Plan. The Brewmaster shall be eligible to participate in the 1996 Stock Option Plan of American Craft Brewing International Limited on the basis described therein.

                 2.4 Tax Equalization. The Company agrees to assume and pay the Brewmaster's actual foreign and United States income tax liabilities in excess of the Brewmaster's hypothetical tax liability. For purposes of this paragraph, "hypothetical tax liability" means the amount agreed to by the Company by which the Brewmaster's actual foreign and United States tax liabilities exceed the Brewmaster's tax liability on the salary set forth in paragraph 2.1 above had the Brewmaster received that salary while residing in the United States.

        3.       Benefits.

                 3.1 Medical Benefits: Life and Disability Insurance Plans. The Company will pay premiums for the Brewmaster's participation in the life, health and disability insurance plans of the Company, provided that the Brewmaster is accepted for coverage which is at the sole discretion of the insurer. If available, the premiums for coverage of the Brewmaster's dependents shall be paid by the Brewmaster.

                 3.2 Business Expenses. The Company will reimburse the Brewmaster for pre-approved expenses actually incurred in connection with the performance of the duties hereunder, against receipts or other appropriate written evidence of such expenditures, all in accordance with the policies of the Company as adopted from time to time.

                 3.3 Leave. The Brewmaster is entitled to two weeks leave during the first year and three weeks in the second year of the term of this Agreement, which shall be taken as determined by the Company, as well as holidays in accordance with applicable policies from time to time adopted by the Company. Time at which leave is taken is dependent on seniority, family circumstances and the exigencies of the Company's business but subject thereto, leave shall be scheduled insofar as is practicable so as to meet the Brewmaster's convenience. Leave cannot be accumulated and any unused leave at the end of the term of this Agreement, or upon termination of this Agreement for any reason, shall not be compensated.
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                 3.4     Home Leave.  During each year of the term of this
Agreement, the company will pay for one (1) round trip economy fare air ticket to be used by the Brewmaster for travel to the United States, or the equivalent if the Brewmaster wishes to take his leave elsewhere.

        4.       Termination.

                 4.1 By the Brewmaster. The Brewmaster may terminate this Agreement by giving the Company not less than three (3) months written notice or payment of three months' salary in lieu of notice.

                 4.2 By the Company Without Cause. The Company may terminate this Agreement without cause at anytime by giving to the Brewmaster three (3) months' written notice or by paying him three (3) months' salary in lieu of notice.

                 4.3 By the Company With Cause. The Company may at anytime terminate this Agreement for cause on immediate written notice and without payment or compensation whatsoever.

                 For the purposes of this paragraph and of this Agreement, "cause" shall mean: (1) fraud, dishonesty or any other intentional wrongful act, whether or not in connection with employment under this Agreement; (2) any violation of law (excluding minor traffic violations) conviction thereof or plea of guilty or nolo contendere thereto, moral turpitude or other willful misconduct by the Brewmaster; (3) accepting or undertaking any outside employment without prior written permission of the Company; (4) incompetence or negligence in the performance of any duties or obligations hereunder; or (5) the failure or refusal to perform, carry out or comply with any duties or obligations hereunder.

                 4.4 Because of Death or Ill Health. This Agreement shall terminate immediately upon the death or disability of the Brewmaster. "Ill health" shall mean the inability of the Brewmaster to properly perform his duties hereunder for a period of ninety (90) or more days by reason of a health condition not self-induced as certified by a medical practitioner chosen by the Company.

                 4.5 No Further Payments by Company. Except for the payment in lieu of notice provided in paragraph 4.2, upon termination of this Agreement for any reason the Brewmaster shall not be entitled to any further payments or compensation from the Company except unpaid salary prorated to the date of termination.

                 4.6 Cooperation with the Company after Termination. Following termination of this Agreement for any reason, the Brewmaster shall fully cooperate with the Company in all matters relating to the winding up of his pending work and the orderly transfer of pending work to others as may be designated by the Company.
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        5.       Confidentiality and Non-Disclosure.  The Brewmaster
acknowledges that during the term of this Agreement he will receive confidential, proprietary information and trade secrets from the Company, and from parents and affiliates of the Company and from the respective clients thereof (each a Relevant Entity). Accordingly, the Brewmaster agrees that during the term of this Agreement (as it may be extended) and thereafter for a period of two years, the Brewmaster and his affiliates shall not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Company, directly or indirectly disclose or use any Trade Secret that he may learn or has learned by reason of this association with any Relevant Entity. Upon Termination of this Agreement, the Brewmaster shall promptly return to the Company any and all property, records or papers of any Relevant Entity that may be or have been in his possession, whether prepared by him or others, including, but not limited to, trade secrets and keys. For purposes of this Agreement, "trade secrets" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning a Relevant Entity and its affairs, including, without limitation, with respect to clients, customers, products, policies, procedures, methodologies, any other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, (i) that the Company reasonably believes are confidential or (ii) the disclosure of which could be injurious to a Relevant Entity or beneficial to competitors of a Relevant Entity, but shall exclude any information that the Brewmaster is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. For purposes of this Agreement, "affiliate" means any entity that, directly or indirectly, is controlled by, or under common control with the Brewmaster; for purposes of this definition, the terms "controlled by" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise. For purposes of this Agreement, parent of the company is defined herein as American Craft Brewing International Limited.

        6.       Non-Competition.

                 6.1 The Brewmaster agrees that during the term of this Agreement (as it may be extended) and for a period of two years thereafter he shall not within fifty miles of any location which the Company, its parent or any of its subsidiaries or affiliates is operating and/or has a letter of intent to form an operating venture and/or has an agreement for a microbrewery
(a) engage in any activity competitive with the business of the Company, its parent or subsidiaries or affiliates, for or on behalf of the Brewmaster or any other person or entity engaged in a line of business which competes with the Company, its parent or subsidiaries or affiliates; (b) solicit or attempt to solicit the business of any clients or customers of the Company, its parent or subsidiaries or affiliates, for products that are the same or similar to those offered, sold or produced at any time by the Company, its parent or subsidiaries or affiliates; (c) otherwise divert or attempt to divert from the Company, its parent or subsidiaries or affiliates, any business whatsoever; (d) hire or attempt to hire for any business endeavor any employee or prior employee of any of the Company, its parent or subsidiaries or affiliates; or
(e) interfere with any business relationship of the Company, its parent or subsidiaries or affiliates, with any other person or entity.
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                 6.2     Severability and Reform.  If any portion of Section
6.1 shall for any reason be held invalid, illegal or unenforceable in any resect, such invalidity, illegality or unenforceability shall not affect any other provisions of Section 6.1, but Section 6.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. It is the intention of the parties hereto that if any of the restrictions or covenants contained in Section 6.1 is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or invalid, such provision shall not be construed to be null, void and of no enforceable effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform Section 6.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

        7. Intellectual Property. All ideas, innovations, inventions, processes, and other developments or improvements conceived or reduced to practice by the Brewmaster, alone or with others, during the term of this employment agreement, whether or not during working hours, that are within the scope of the Company's, its parents' or subsidiaries' or affiliates', business operations or that relate to any of the Company's, its parents' or subsidiaries' or affiliates' work or projects, shall be the exclusive property of the Company. The Brewmaster agrees to assist the Company, at its expense, to obtain patents, trademarks or licenses on any such ideas, inventions, processes, and other developments, and agrees to execute all documents necessary to obtain such patent, trademark, and license for the sole use of the Company, its parents or subsidiaries or affiliates.

        8.       Notices.

                 8.1 Addresses. Any notice or communication required or permitted to be given under this Agreement shall be in writing, and conveyed by hand, air courier, facsimile, or return receipt registered mail, addressed as follows:

                 The Company:                      The Brewmaster
                 -----------                       --------------

                 General Manger                    William Robert Jenkins
                 Celtic Brew LLC                   Celtic Brew LLC
                 Enfield Industrial Estate         Enfield Industrial Estate
                 Enfield, Co. Meath                Enfield, Co. Meath
                 Ireland                           Ireland

                 8.2 Date of Notice. Any notice given in accordance with paragraph 8.1 shall be deemed to have been received on, and is effective as of, the date it was delivered by hand or sent by facsimile, two business days after the date it was deposited with an air courier, and the date on the return receipt if by registered mail.
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        9.       Governing Law; Consent to Jurisdiction.  This Agreement, and
any matter arising under or related to it, shall be governed by and construed in accordance with the laws of the State of Louisiana, U.S.A., without regard to its choice or conflict of law provision. The Brewmaster irrevocably submits to personal jurisdiction in the courts of Louisiana with respect to any matter arising under or related to this Agreement or his employment by the Company.

        10.      General Provisions.

                 10.1 Amendments. This Agreement may be amended only pursuant to an instrument in writing signed by each of the parties hereto.

                 10.2 Headings. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

                 10.3 Waivers; Rights and Remedies Cumulative. The failure of any party to pursue any remedy for breach, or to insist upon the strict performance of any covenant or condition contained in this Agreement shall not constitute a waiver thereof of any right with respect to any subsequent breach. Except as otherwise expressly set forth herein, rights and remedies under this Agreement are cumulative, and the pursuit of any one right or remedy by any party shall not preclude, or constitute a waiver of, the right to pursue any or all other remedies. All rights and remedies provided under this Agreement are in addition to any other rights the parties may have by law, in equity or otherwise.

                 10.4 Successors and Assigns. All of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and, in the case of the Company, its respective successors and assigns.

                 10.5 No Third-Party Beneficiaries. The covenants, obligations and rights set forth in this Agreement are not intended to benefit any third person or entity.

                 10.6 Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties and supersedes any and all prior negotiations, understandings or agreements between the parties concerning the subject matter hereof with respect hereto.

                 10.7 Attorney's Fees. In the event that either the Brewmaster or the Company commences a legal proceeding (including arbitration) to enforce or interpret any of the terms of this Agreement or to terminate this Agreement, the prevailing party in such action shall receive from the other party reasonable attorney's fees as may be fixed by the arbitrator, court or jury.

                 10.8 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules. Any judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.
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                 10.9    Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. The Agreement may be assembled into a single document by attaching each page bearing a party's original signature.



The Company                                The Brewmaster

Celtic Brew LLC                            William Robert Jenkins

By: /s/ James L. Ake                       /s/ William Robert Jenkins
    -----------------------                ----------------------------------
       Name                                       Name
Date:  March 4, 1997                       Date:  3/7/97